EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of State Street Research Money Market Fund (a series of State Street Research Money Market Trust) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2000